UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

INREIT Real Estate Investment Trust
(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

216 South Broadway, Suite 202 Minot, North Dakota	58701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 837-1031

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 23, 2011. At the meeting, the stockholders approved all of the following proposals as stated in the Definitive Proxy Statement on Form DEF 14A filed with the SEC on May 27, 2011:

1.	Election of ten directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The result of the votes to elect the ten directors was as follows:

Name	For	Against	Abstain
Peggy Becker	2,061,545.830	3,983.419	111,088.336
Clifford Fearing	2,092,556.311	0	84,061.274
Bruce W. Furness	2,135,865.137	4,496.936	36,255.512
James R. Hansen	2,074,950.507	17,229.643	84,437.435
Timothy Hunt	2,092,561.450	0	84,056.135
Lawrence R. O’Callaghan	2,095,496.160	920.111	80,201.314
Kenneth P. Regan	2,130,563.292	13,903.987	32,150.306
Richard Savageau	2,074,950.507	17,229.643	84,437.435
James S. Wieland	2,136,498.966	13,903.987	26,214.632
Lance R. Wolf	2,139,787.753	574.320	36,255.512

2.	Approval of the Amendment to the Declaration of Trust to increase the number of authorized shares of beneficial interest. The proposal received: 2,110,339.132 votes for; 33,921.386 against; 32,357.067 abstained.

3.	Ratification of the approval of the Amended and Restated Declaration of Trust. The proposal received: 2,129,207.373 votes for; 6,041.287 against; and 41,368.925 abstained.

4.	Ratification of the approval of the Amended and Restated Bylaws. The proposal received: 2,131,962.427 votes for; 2,057.868 against; and 42,597.290 abstained.

5.	Ratification of the appointment of Widmer Roel PC to serve as independent registered public accounting firm for the year ending December 31, 2011. The proposal received: 2,133,487.122 votes for; 17,229.643 against; and 25,900.820 abstained..

There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INREIT Real Estate Investment Trust

Date: June 29, 2011

By: /s/ Kenneth P. Regan
Name: Kenneth P. Regan
Title: Chief Executive Officer